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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


DecisionOne Holdings Corp.:

We consent to the incorporation by reference in Registration Statement No. 333-03267 of DecisionOne Holdings Corp. on Form S-8 of our report dated August 30, 1996 on the consolidated financial statements of DecisionOne Holdings Corp. and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K for the year ended June 30, 1996.



DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
September 25, 1996